CKRUSH DIGITAL MEDIA LAUNCHES LIVEMANSION.COM REPRESENTING POTENTIAL HIGH-GROWTH
BUSINESS MODEL FOR DIGITAL CONTENT AGGREGATION

NEW ONLINE COMMUNITY LEADS PROACTIVE STRATEGY TO CAPITALIZE ON SIGNIFICANT
VALUATIONS OF DIGITAL SECTOR

NEW YORK--(BUSINESS WIRE)--July 21, 2006--Ckrush, Inc. (OTCBB:CKRH - News), a
cutting-edge media group capitalizing on the convergence of entertainment and digital technologies, has announced the launch of LiveMansion.com, an advanced online social networking website created to harness the burgeoning influence of youth-oriented online communities and to capitalize on cross-marketing opportunities and other potential high-value revenue sources.

Ckrush's LiveMansion combines a number of marketing-driven innovations that target the Company's central strategy to build a substantial foundation of monetizable digital assets. LiveMansion.com is a vibrant community experience where members can meet and interact; create customizable rooms to explore and share personal interests, post photos, audio, and video, email one another and chat on line. Members can enjoy exclusive content produced by Ckrush, including content generated from Ckrush's slate of feature films. Members will have the opportunity to post their own content as well. The Web site is the latest move to harness the immense cultural impact of interactive media to influence the
Company's youth-targeted demographic.

LiveMansion.com has been strategically designed as an engine for generating digital assets to build a long-term community that can be licensed to third-party marketers and leveraged for all of Ckrush's future entertainment projects. It has been developed to be a cornerstone medium as the Company develops a robust multi-media business - that includes film making, sports events, direct sales and now, a formidable social network on the World Wide Web.

"LiveMansion.com gives us an essential tool for synchronizing our growing entertainment assets," said Jeremy Dallow, President of Ckrush, Inc. "Having followed and studied the trends in the online social network space, we developed the site to exploit gaps both functionally and operationally. As membership in these networks tends to build on itself, growing exponentially, we believe that
LiveMansion.com's member audience will be the source of potential huge digital assets with significant potential for generating revenues."

Ckrush plans to continue developing projects that are at the forefront of the industry's paradigm shift towards integrated multi-media. The Company is making aggressive moves in this category to solidify its market position for continued
growth.

While Ckrush continues to explore options for integrating the Web site into future projects, online social networking provides an environment rife with cross-promotions, advertising and branding opportunities, all of which can be powerfully combined with various media channels to mitigate investment risks and help generate the production of more profitable content.

Ckrush plans on releasing a series of interrelated entertainment concepts, websites and promotional campaigns as part of its digital initiative.

About LiveMansion.com

LiveMansion.com is an advanced multi-media web destination that builds upon the growing strength of online communities and new-era viral marketing. The online social network has introduced a new-economy business model based on
"participatory pop culture," creating multiple potential revenue streams. LiveMansion.com members can create their own virtual mansion with dozens of rooms, allowing them to explore their interests and socialize with other like-minded members, all in real time. The website is the cornerstone for a holistic entertainment experience and the engine for generating digital assets and building a long-term community. For more information, visit
www.LiveMansion.com.

About Ckrush, Inc.

Ckrush, Inc. is a cutting edge entertainment and digital media group capitalizing on the global convergence of the traditional entertainment industry and the "participatory pop culture" revolution of online communities and digital technology. The Company produces feature films, sports programs and other content, and has developed an interactive social network, that targets young adults, a highly-coveted entertainment industry demographic comprised of 70 million-plus consumers with an estimated spending power in excess of $200 billion annually . Ckrush feature films slated to be released in 2006 include,
"Beer League," starring Artie Lange, "TV the Movie," starring Steve O and Wee
Man of "Jackass" fame; and National Lampoon's "Pledge This," starring Paris
Hilton. Ckrush also - promotes and distributes televised sports events and other programming through pay-per-view, video-on-demand and retail channels. For investor-specific information about Ckrush, Inc., including recent news and stock price data, please visit
http://www.trilogy-capital.com/tcp/ckrush/quote.html. For General Investor
Information, please visit http://www.trilogy-capital.com/tcp/ckrush/. For additional information, visit http://www.ckrush.net.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,
as amended. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors; acquisitions of dispositions of business assets; and the potential impact of future decisions by management. More detailed information about these factors may be found in filings by Ckrush, Inc. with the Securities and Exchange Commission. Ckrush, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Ckrush, Inc.
Jeremy Dallow, 212-564-1111
or
Trilogy Capital Partners, Inc.
Paul Karon, 800-592-6061